                                                                  EXHIBIT 10.31

                                 SETTLEMENT AGREEMENT

    THIS SETTLEMENT AGREEMENT ("Agreement") is entered into this 5th day of August, 1996 by and among LESLIE ALEXANDER ("Alexander"), LS CAPITAL CORPORATION, formerly known as, LONE STAR CASINO CORPORATION, a Delaware corporation ("Lone Star"), PAPONE'S PALACE ACQUISITION CORPORATION, a Colorado corporation ("Acquisition"), PAPONE'S PALACE LTD., LIABILITY CO., a Colorado limited liability company ("Papone's"), and Paul Montle ("Montle"). Lone Star, Acquisition and Papone's are sometimes hereinafter collectively referred to as the "Borrowers."

                                  R E C I T A L S:

    On October 5, 1994, Alexander loaned Borrowers the principal sum of One Million Dollars ($1,000,000) (the "Loan"). The Loan is evidenced by that certain Debenture No. 1 dated as of October 5, 1994 (as amended through the date hereof, the "Debenture").

    The Debenture was initially secured by certain collateral pledged by the Borrowers under (i) a Pledge Agreement dated as of October 5, 1994 (the "Pledge Agreement") between Lone Star and Alexander; (ii) that certain Assignment of Note and Deed of Trust dated as of October 5, 1994 (the "Assignment of Deed of Trust"), made by Acquisition in favor of Alexander; and (iii) that certain Deed of Trust and Security Agreement dated as of October 5, 1994 (the "Deed of Trust"), granted by Papone's for the benefit of Alexander.

    Earl Neudecker ("Neudecker") is the sole remaining maker under that certain promissory note ("Neudecker Note") dated January 15, 1992 in the original principal amount of $1,450,000. The right to receive payments under the Neudecker Note, together with the deed of trust securing repayment of the Neudecker Note, has been assigned by Acquisition to Alexander pursuant to the Assignment of Deed of Trust.

    Since the date of the Debenture, Alexander has made additional advances to the Borrowers in the aggregate amount of One Hundred One Thousand Three Hundred Thirty Seven and 00/100 Dollars ($101,337), which advances have been added to the principal balance owing under the Debenture and are secured by the Pledge Agreement, Assignment of Deed of Trust, Deed of Trust and the "Collateral Assignment" (as hereinafter defined) and are partially secured by the "Guaranty" (as hereinafter defined).

    On February 2, 1996, Alexander, Borrowers and Montle entered into an Amendment Agreement ("Amendment Agreement") pursuant to which, among other matters, (i) certain provisions of the Debenture were modified; (ii) Montle agreed to guarantee the repayment of $50,000 of the advances made by Alexander to Borrowers, which guarantee is evidenced by that certain Guarantee dated February 2, 1996 (the "Guaranty"), given by Montle in favor of Alexander; and (iii) Lone Star collaterally assigned to Alexander, pursuant to a Collateral Assignment of Membership Interest ("Collateral Assignment"), all of its right, title and interest in and to its membership interest (the "Membership Interest") in Manning Real Estate Associates, L.L.C., a California limited liability company ("Manning"). The Debenture, the Amendment Agreement, the Pledge Agreement, the Assignment of Deed of Trust, the Deed of Trust, the Collateral Assignment and the Guarantee, are hereinafter collectively referred to as the "Loan Documents."

    As of August 5, 1996, without taking into account this Agreement, the amount owed by the Borrowers with respect to the Debenture (including accrued and unpaid interest) is $1,861,103 ("Face Loan Amount"). Interest has been accruing on the Debenture, since February 1, 1995, and shall continue to accrue on the Face Loan Amount after the date hereof, at the rate of forty-five percent (45%) as provided by the terms of the Debenture and C.R.S.
Section 5-12-103 (1973), and the term "Face Loan Amount" shall mean $1,861,103 plus such interest, any further advances, all reasonable costs of collection and any other sums (plus interest thereon) incurred by Alexander after the date hereof less any principal payments made by Borrowers to Alexander after the date hereof.

    Borrowers have failed to pay any of the principal of, or the interest on, the Debenture and, as a result, the Borrowers are in default under the Loan Documents.

    On May 16, 1996, Alexander commenced a public trustee foreclosure proceeding with respect to the Deed of Trust with the Gilpin County Public Trustee (Sale No. 96-04) (the "Foreclosure Proceeding"). The sale under the Foreclosure Proceeding is currently scheduled to occur on August 22, 1996.

    Borrowers have requested that Alexander forbear from exercising his rights and remedies under the Loan Documents, and Alexander is willing to do so, but only subject to the terms and conditions set forth herein.

    Alexander has agreed to withdraw the Foreclosure Proceeding and, in lieu thereof, will commence proceedings with the District Court of Gilpin County, Colorado (the "Court") under the case entitled "Leslie Alexander v. Lone Star Casino Corporation, Papone's Palace Acquisition Corporation, Papone's Palace Ltd., Limited Liability Co. and Paul Montle" ("Judicial Proceeding").

    In lieu of the time and expense which each of the parties hereunder would face in connection with the exercise by Alexander of his rights and remedies under the Loan Documents, and in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

                                      ARTICLE I
                            RECITALS, EXHIBITS, SCHEDULES

    The foregoing recitals are true and correct and, together with the exhibits and schedules referred to hereafter, are hereby incorporated into this Agreement by this reference.

                                      ARTICLE II
                                   THE TRANSACTIONS

    2.1 RESTRUCTURING OF LOAN. Subject to the terms and conditions of this Agreement, Alexander agrees that he will forbear from exercising his rights and remedies with respect to the existing defaults under the Loan Documents until the earliest to occur of (a) any failure of the Borrowers to make the timely payments provided for in this Section 2.1; (b) any other Event of Default (as hereinafter defined) occurs hereunder; or (c) June 5, 1998. Borrowers, Montle and Alexander hereby agree that the Face Loan Amount will be immediately due and payable upon any Event of Default hereunder. Notwithstanding the terms of the Loan Documents, in the event Borrowers perform all of their obligations under this Agreement (including the timely payment of all portions of the Restructured Amount, including, but not limited to, all principal and interest due thereon) and no Event of Default has occurred hereunder through June 5, 1998, Alexander agrees to forgive Borrowers for the difference between the Restructured Amount and the Face Loan Amount and promptly perform the actions set forth in Article VI hereof. The term "Restructured Amount" shall mean the aggregate of (i) the portion of the principal amount owing with respect to the Loan of One Million Fifty Thousand Dollars ($1,050,000); plus (ii) the "Reimbursement Amount" (as hereinafter defined), which Restructured Amount shall bear interest at the rate of twenty percent (20%) per annum, commencing as of June 5, 1996. Payments of interest with respect to the outstanding balance of the Restructured Amount will be due and payable on October 15, 1996 and quarterly thereafter. The principal sum of $50,000 of the Restructured Amount shall be due and payable on October 15, 1996 and the remaining principal balance of the Restructured Amount together with all accrued and unpaid interest shall be due and payable in full on June 5, 1998. Upon any Event of Default, the entire Face Loan Amount shall be immediately due and payable and Article VIII shall be applicable.

    2.2 ABSOLUTE CONVEYANCE OF MEMBERSHIP INTEREST. Simultaneous with the execution and delivery of this Agreement by the parties, Lone Star shall execute and deliver to Alexander an absolute assignment with respect to the Membership Interest, in the form of EXHIBIT A hereto. Lone Star hereby acknowledges that (a) the conveyance of the Membership Interest to Alexander pursuant to this Agreement is not intended to be a collateral assignment or other security device of any kind and (b) after the date hereof, Lone Star will have no further interest or claims in, to or against the Membership Interest and in, to or against any proceeds or profits that might be derived therefrom. Lone Star and Alexander agree that the value of the Membership Interest is $590,000 ("Agreed Value of the Membership Interest"). Lone Star shall receive a credit equal to the Agreed Value of the Membership Interest with respect to the Face Loan Amount (but not the Restructured Amount) on the date the Membership Interest is transferred to Alexander on the books of Manning or the date that Alexander receives cash proceeds equal to the Agreed Value of the Membership Interest due to the exercise of the right of first refusal under Manning's operating agreement. In addition, Lone Star shall receive a credit with respect to the Face Loan Amount (but not the Restructured Amount) equal to any cash proceeds received by Alexander from distributions made by Manning with respect to the Membership Interest prior to the date the Membership Interest is transferred to Alexander on the books of Manning or the date that Alexander receives cash proceeds equal to the Agreed Value of the Membership Interest due to the exercise of the right of first refusal under Manning's operating agreement. Lone Star hereby waives any and all redemption rights Lone Star may have with respect to the Membership Interest. Lone Star will cooperate with Alexander in providing Manning and/or Alexander with any and all documents, certificates, instruments or any information necessary for
Alexander to become a member of Manning.   Alexander agrees to furnish
reasonable information to Manning as may be reasonably required by Manning in connection with the transfer of the Membership Interest to Alexander. The assignment of the Membership Interest shall occur whether or not (i) this Settlement Agreement is approved by the Court; (ii) the Court issues a declaratory judgment as to Papone's authority to enter into and/or consummate this Agreement; or (iii) any Event of Default shall occur hereunder.

    2.3 PAYMENTS WITH RESPECT TO GUARANTEE. Montle agrees that his Guaranty is modified to the extent required to guarantee the payment of $50,000 of the principal balance of the Restructured Amount, plus any accrued interest on such $50,000 from June 5, 1996, on October 15, 1996. Upon the payment of such $50,000 of principal (and the accrued interest on such amount), Alexander shall promptly deliver the Guarantee to Montle for cancellation.
In the event such payment is not paid on October 15, 1996, then Montle shall remain obligated under his Guaranty for Fifty Thousand Dollars ($50,000) of principal and interest thereon (accruing at the "Default Rate" (as such term is defined in the Debenture)) from December 15, 1995 plus all costs of collection, including, but not limited to, attorneys' fees and costs through all trial and appellate levels.

    2.4 SALE OF EQUIPMENT. Borrowers shall sell the machines and other pieces of equipment listed on SCHEDULE 2.4 hereto ("Equipment") within five
(5) days after the date of written notice to Borrowers advising of the name of a buyer who is willing to buy the Equipment for Twenty-Eight Thousand Dollars ($28,000) or more. Borrowers acknowledge and agree that Alexander currently has a perfected security interest in the Equipment although the Equipment is being held in the name of PDS for the account of Papone's with Alexander's security interest thereon. Borrowers agree that they shall sell the Equipment for a purchase price in excess of $28,000 payable in cash by the purchaser(s). All proceeds from the sale of the Equipment shall be directly remitted to Alexander, and the amount of such proceeds will be credited against the Face Loan Amount (but not the Restructured Amount).

    2.5 PAPONE'S AUTHORITY. The parties are executing this Agreement based on their belief that each of the Borrowers and Montle are duly authorized to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Borrowers represent to Lender that they are authorized to enter into this Agreement as more particularly described in Article III of this Agreement, and although Borrowers believe that they are authorized to enter into this Agreement and have obtained all necessary approvals to do so Earl Neudecker, a minority member of Papone's, has alleged that Papone's (one of the Borrowers) is not authorized to enter into this Agreement ("Neudecker Allegation"). The Borrowers represent that to the best of their knowledge, the Neudecker Allegation is inaccurate. The parties hereby agree that within one hundred twenty (120) days after the date of this Agreement or such later date as Alexander may (in his sole and absolute discretion) agree to in writing ("Outside Date"), the Borrowers shall obtain a declaratory judgment from the Court declaring that the representation set forth in Section 3.2 is true and correct as to all Borrowers, including, but not limited to, Papone's ("Declaratory Judgment"), together with the Court entering an order substantially in the form of EXHIBIT B attached hereto and made a part hereof (the "Order") (the Declaratory Judgment and Order are the "Court Action").
In the event that the Borrowers shall fail to have obtained the Court Action prior to the Outside Date, Borrowers and Montle shall be in default of this

Agreement, then (i) Alexander, at his option, shall have all rights and remedies available at law or in equity to pursue collection of the entire Face Loan Amount (not the Restructured Amount) (including all accrued interest thereon, which the parties acknowledge and agree has been and will continue to accrue interest at the highest non-usurious rate permitted under the laws of the State of Colorado), which amounts will be reduced by the Agreed Value of the Membership Interest (only to the extent the Membership Interest has been transferred to Alexander on Manning's books or Alexander receives cash proceeds equal to the Agreed Value of the Membership Interest) plus all other payments received by Alexander from Borrowers and Montle pursuant to this Agreement from and after the date of this Agreement, (ii) Alexander shall be entitled to retain the Membership Interest and (iii) Alexander shall be entitled to all rights and remedies available under the Loan Documents and under applicable law which rights and remedies are hereby preserved and shall not be impaired or modified by this Agreement. Alexander may exercise any other rights and remedies available under the Loan Documents, which the parties hereby acknowledge and agree remain in full force and effect through the term of this Agreement, and under applicable law and shall remain in effect upon any termination of this Agreement without resistance or interference from any of the Borrowers or Montle. It is the intent of the parties that the Borrowers are in default of the Loan Documents as of the date of this Agreement and that to the extent the Court Action is not obtained prior to the Outside Date, the Loan Documents shall still be in default immediately entitling Alexander to any and all rights and remedies available at law or in equity and Alexander shall continue to be entitled to the absolute assignment of the Membership Interest and Alexander shall no longer be obligated to agree to accept the Restructured Amount. The parties hereby acknowledge and agree that the Borrowers and Montle shall be required to make the payments set forth in Sections 2.1 and 2.3 of this Agreement even if the Court Approval has not been obtained as of such date and the failure to do so shall be an Event of Default. In the event the Borrowers and Montle make any payments set forth in Sections 2.1 and 2.3 and the Court Approval is not timely obtained, then Alexander agrees that the amount of such payments will be applied toward a portion of the Face Loan Amount. The Borrowers and Montle hereby agree to submit to the jurisdiction of the Court and to execute the "Stipulation" (as hereinafter defined).

    2.6 NEUDECKER NOTE. After any default under the Neudecker Note, Alexander may (at his option) enforce all rights and remedies against the obligations thereunder.

    2.7 WITHDRAWAL OF FORECLOSURE ACTION. Alexander shall promptly withdraw, without prejudice, the Foreclosure Proceeding.

                                     ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BORROWERS

    Each of the Borrowers hereby, jointly and severally, makes the following representations and warranties to Alexander, each of which they represent to be true and correct on the date hereof, and all of which shall survive the execution and delivery of this Agreement.

    3.1 REPRESENTATIONS AND WARRANTIES MADE IN THE DEBENTURE AND THE OTHER LOAN DOCUMENTS. All of the representations and warranties made by each of the Borrowers in the Debenture and the other Loan Documents are hereby restated in their entirety. All such representations and warranties are incorporated herein by this reference, and Borrowers hereby agree that all such representations and warranties are made as of the date of this Agreement as if such representations and warranties are set out in full herein.

    3.2 AUTHORITY. Each of the Borrowers has the power and authority to execute and deliver this Agreement and each of the other documents, instruments and agreements executed in connection herewith and to perform all of their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other documents, instruments and agreements executed in connection herewith by the Borrowers and the performance of all the Borrowers' respective obligations hereunder and thereunder, have been duly authorized and approved by all required corporate or other action on the part of each of the Borrowers pursuant to all applicable laws. This Agreement and each of the other documents, instruments and agreements executed by the Borrowers in connection herewith constitute the valid and legally binding agreements of such party enforceable against such party, in accordance with their respective terms except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

    3.3 NO VIOLATION. The execution, delivery and performance of this Agreement or any other documents, instruments or agreements executed by the Borrowers in connection herewith, and the consummation of the transactions contemplated hereby or thereby, do not and will not: (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles or Certificate of Incorporation or Articles of Organization or Bylaws or Operating Agreement of any of the Borrowers, any provisions of any written or oral contract, agreement or commitment of any nature whatsoever, including, without limitation, any lease, sublease, license agreement, loan agreement, mortgage, security agreement, guarantee, employment agreement or management contract to which any of the Borrowers is a party or their respective assets may be bound; any order, writ, injunction or judgment or any law, statute, rule or regulation of any federal, state or local governmental or administrative regulatory authority; or (ii) result in the creation or imposition of any lien, claim or encumbrance upon or give to any third party any interest in or right to any of the assets of any of the Borrowers; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to any permit, license, approval or authorization held by or for the use of any of the Borrowers.

    3.4 CONSENTS AND APPROVALS. No consent, approval, or authorization of, or declaration, filing, or registration with, any federal, state or local governmental or regulatory authority or other third party is required in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

    3.5 COMPLIANCE WITH LAWS. Each of the Borrowers is in compliance, in all material respects, with all laws, statutes, rules or regulations of any federal, state or local governmental administrative or regulatory authority (collectively, "Laws") including, without limitation, any gaming Laws, None of the transactions contemplated by this Agreement will violate any such Laws or any permits or licenses granted to any of the Borrowers.

    3.6 DEFAULT UNDER DEBENTURE AND OTHER LOAN DOCUMENTS. Borrowers have defaulted under the Debenture and the other Loan Documents and none of the Borrowers has any claim of offset, recoupment, any defenses or any counterclaim against Alexander or any of his affiliates.

    3.7 USE OF PROCEEDS OF LOAN. The proceeds from the Loan were used by the Borrowers as set forth on SCHEDULE 3.7 hereto and each Borrower received valid consideration and reasonably equivalent value in exchange for its execution and delivery of the Debenture.

    3.8 AMOUNT OUTSTANDING UNDER DEBENTURE. The amount outstanding under the Debenture (including principal and all accrued and unpaid interest thereon) is $1,861,103 as of August 5, 1996. Such amount is a legal and valid obligation of each Borrower. Borrowers do not have any claim of offset, any defenses or counterclaims against Alexander or any of his affiliates with respect to the Loan Documents or otherwise.

    3.9 DEFAULTS UNDER LOAN DOCUMENTS. Other than the failure of the Borrowers to repay Alexander amounts owing under the Debenture, no default or event, which upon notice or upon lapse of time, would constitute a default under the Loan Documents has occurred.

    3.10 RESTRUCTURING OF GOSE LOAN. Papone's has entered into a written agreement with Randall Gose with respect to the restructuring of that certain promissory note dated July 22, 1996 in the original principal amount of $500,000 ("Gose Note"). A copy of such written agreement is attached hereto as SCHEDULE 3.10.

    3.11 SUBSTANTIALLY EQUIVALENT VALUE. Each of the Borrowers acknowledges receipt of good and valuable consideration and reasonably equivalent value in connection with the restructuring of the Borrowers' obligations to Alexander pursuant to this Agreement.

                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF MONTLE

    Montle hereby makes the following representations and warranties to Alexander, each of which he represents to be true and correct on the date hereof, and all of which shall survive the execution and delivery of this Agreement.

    4.1 AUTHORITY. Montle has the power and authority to execute and deliver this Agreement and each of the other documents, instruments and agreements executed in connection herewith and to perform all of his obligations hereunder and thereunder. This Agreement and each of the other documents, instruments and agreements executed by Montle in connection herewith constitute the valid and legally binding agreements of Montle enforceable against him, in accordance with their respective terms except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

    4.2 NO VIOLATION. The execution, delivery and performance of this Agreement or any other documents, instruments or agreements executed by Montle in connection herewith, and the consummation of the transactions contemplated hereby or thereby, do not and will not: (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) any provisions of any written or oral contract, agreement or commitment of any nature whatsoever, including, without limitation, any lease, sublease, license agreement, loan agreement, mortgage, security agreement, guarantee, employment agreement or management contract to which Montle is a party or his assets may be bound; any order, writ, injunction or judgment or any law, statute, rule or regulation of any federal, state or local governmental or administrative regulatory authority; or (ii) result in the creation or imposition of any lien, claim or encumbrance upon or give to any third party any interest in or right to any of the assets of Montle.

    4.3 EFFECTIVENESS OF GUARANTEE. The Guarantee constitutes the valid and legally binding agreement of Montle enforceable against him in accordance with its terms. Montle does not have any claim of offset, any defenses or any counterclaim against Alexander or any of his affiliates with respect to the Guarantee or otherwise.

                                      ARTICLE V
                          AGREEMENTS OF BORROWERS AND MONTLE

    Each of the Borrowers and Montle hereby waive any and all, claims, rights of recoupment, set-offs, defenses or counterclaims to the payments of all amounts owing to Alexander under the Debenture and the other Loan Documents. Montle hereby agrees that, in the event he is a director, officer, manager or five percent (5%) or greater shareholder of any one of the Borrowers, and any Borrower makes any claim, defenses or counterclaim against Alexander or Steven Rittvo in connection with this Agreement or any of the Loan Documents, he shall indemnify and hold harmless Alexander and Steven Rittvo, jointly and severally, against any and all such claims and any expenses incurred by Alexander in connection with any such claim. The parties hereto acknowledge and agree that nothing contained in this Agreement or the consummation of the transactions contemplated hereby shall be deemed, except to the extent provided herein, a waiver by Alexander of any and all rights he may have under the Debenture or the other Loan Documents and nothing herein shall prevent or preclude Alexander from exercising any of his rights or remedies hereunder and under the Loan Documents in the event of the occurrence of an Event of Default hereunder. In the event any Borrower or Montle should hereafter be subject to a proceeding under the United States Bankruptcy Code ("Bankruptcy Code") while any indebtedness owed by any of them to Alexander remains outstanding, it or he hereby waives the benefit of the "automatic stay" provisions of the Bankruptcy Code as it pertains to any of the collateral pledged pursuant to any of the Loan Documents, and they each agree not to contest Alexander's right to such relief from the automatic stay, and hereby consent to the immediate granting of any relief from the automatic stay requested by Alexander. Borrowers and Montle acknowledge that the provisions of this paragraph regarding the waiver of the automatic stay provisions of the Bankruptcy Code is a material inducement to Alexander to execute this Agreement and to forbear from exercising his rights and remedies under the Loan Documents. Each of the Borrowers and Montle (to the extent that he is an officer, director, manager or five percent (5%) or greater shareholder of any of the Borrowers) agree to give Alexander immediate written notice of the occurrence of any Event of Default (other than Events of Default that exist as of the date of this Agreement that have been disclosed to and acknowledged by Alexander in writing) under this Agreement. Montle's liability to Alexander with respect to any breach of his obligations set forth in the immediately preceding sentence shall be limited to the $50,000 plus interest on such $50,000 accruing from June 5, 1996 at the rate of twenty percent (20%) per annum referred to in Section 2.3 hereof.

    Each of the Borrowers and Montle (collectively, "First Party") hereby remises, releases, acquits, satisfies, and forever discharges Leslie Alexander, Steven Rittvo and any of their affiliates to the extent such affiliate have any involvement with the matters relating to the Loan or this Agreement (collectively, "Second Party") of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which said First Party ever had, now has, or which any personal representative, successor, heir or assign of said First Party, hereafter can, shall or may have, against said Second Party as of the date of this Agreement; provided, however, the Borrower does not release Rittvo of any alleged liability, Rittvo may have to Lone Star's in connection with the civil action brought against Full House Resorts, Inc. and DLJ by Lone Star ("Rittvo Claim") and Borrowers acknowledge that Rittvo expressly denies any liability in connection with the Rittvo Claim. In addition, the Borrowers and Montle hereby agree that the holders of the Debenture (including Alexander) shall have no personal liability to any of them in connection with the transactions contemplated by this Agreement or the Loan Documents, and the liability of any holder to any of them in connection therewith is limited to such holder's interest in the Loan.

                                      ARTICLE VI
                           DISMISSAL OF JUDICIAL PROCEEDING

    Alexander agrees that if, and only if, (i) the Court Action has been approved by the Court prior to the Outside Date; (ii) all payments required to be made pursuant to this Agreement by the Borrowers are timely made without default; (iii) any payments required to be made by Montle are timely made without default; (iv) the Membership Interest is transferred to him (or he receives cash proceeds in an amount equal to the Agreed Value of the Membership Interest) within seventy-five (75) days after the date of this Agreement as such date may be extended in writing by Alexander in the event Borrower has taken all action required to transfer the Membership Interest to Alexander and Manning has not responded to whether it will transfer on its books and records the Membership Interest to Alexander or has not exercised its right of refusal and paid Five Hundred Ninety Thousand Dollars ($590,000) to Alexander; (v) the Equipment is sold in accordance with the provisions of
Section 2.4 hereof; and (vi) no Event of Default shall have occurred hereunder, he shall (a) forgive the Borrowers and Montle for the difference between the Restructured Amount and the Face Loan Amount; (b) promptly file a Notice of Dismissal with the Court; (c) return to the Borrowers (1) the Debenture marked "Paid in Full" for cancellation and (2) the original or a certified copy of the Deed of Trust; and (d) execute and deliver to the Borrowers any releases or satisfactions necessary to release the liens created by the Loan Documents other than with respect to the Membership Interest.

                                     ARTICLE VII
                        DOCUMENTS TO BE DELIVERED TO ALEXANDER

         Simultaneous with the execution and delivery of this Agreement, Borrowers and Montle shall deliver to Alexander the following documents:

    1.  The Absolute Assignment duly executed and acknowledged by Lone Star.

    2. The Borrowers and Montle and their counsel shall execute the Joint Motion and Stipulation for Settlement of Dispute between Plaintiff and Defendants in the form of EXHIBIT C attached hereto and made a part hereof ("Stipulation"). The Borrowers and Montle hereby acknowledge that they have reviewed the Complaint to be filed in connection with the Judicial Proceedings and that this Agreement is being executed with the intention that the Judicial proceedings shall be commenced and that the Stipulation shall be filed immediately after filing such Complaint in an attempt to settle such Judicial Proceedings as contemplated by this Agreement.

    3. Copies of the Certificate or Articles of Incorporation or Articles of Organization of each Borrower certified by the Secretary of State of the jurisdiction of such Borrower's organization not more than thirty (30) days prior to the date of this Agreement, accompanied by good standing certificates from the Secretary of State of each Borrower's respective State of organization, dated not more than thirty (30) days prior to the date of this Agreement.

    4. Copies of each Borrower's Bylaws or Operating Agreement, as applicable, certified as of the date of this Agreement by its respective corporate secretary.

    5. Resolutions or written evidence of authority of each Borrower's Board of Directors or Managers (or similar body), in form and substance satisfactory to Alexander, approving and authorizing the execution, delivery and performance of the Agreement and the other documents, agreements and instruments executed in connection herewith and the transactions contemplated hereby and thereby.

    6. Originally executed copies of the written opinions from counsel for the Borrowers and Montle acceptable to Alexander in his sole and absolute discretion, in the form of EXHIBIT D hereto, dated as of the date of this Agreement.

    7. A copy of the written agreement referred to in Section 3.10 hereof, duly executed by Papone's and Randall Gose.

    8. An officer's certificate from each of the Borrowers stating that all of the representations and warranties contained in this Agreement are true and correct in all respects as of the date of this Agreement and that no lawsuits or proceedings have been instituted or, to the best of such officer's knowledge, threatened on or before the date of this Agreement by any person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement.

    9. UCC-3 financing statements amending existing UCC-1 financing statements on file against "Lone Star Casino Corporation" to reflect the change of such corporation's legal name to "LS Capital Corporation." and to extend all original UCC-1 filings made against Borrowers by Alexander in the State of Colorado.

    10. Such other instruments, certificates and documents as Alexander deems reasonably required in order to fully effectuate the terms of this Agreement.

                                     ARTICLE VIII
                             EVENTS OF DEFAULT; REMEDIES

    8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

         (a) Failure of any Borrower or Montle to pay any sum due under this Agreement (including, but not limited to, failure to timely pay any portion of the Restructured Amount) by Borrowers to Alexander within five (5) business days after the same became due by the terms of this Agreement;

         (b) Any representation or warranty made herein or in any of the Loan Documents or in any writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect.

         (c) Any failure to observe or perform any covenant or condition required to be kept or performed by any Borrower or Montle pursuant to this Agreement or any of the Loan Documents (excluding payment of any sums referred to in Section 8.1(a) hereof) and such failure is not cured within five (5) business days notice from Alexander to the Borrowers; provided, however, that with respect to such defaults other than the payment of taxes and insurance, the parties agree if the nature of such default cannot be cured within such five (5) business day period, then if Borrower commences such cure within such five (5) business day period and proceeds with diligence to complete such cure, then the time to cure shall be extended up to thirty (30) days to permit such cure. There is no extension of the cure period with respect to the payment of taxes or maintaining insurance.

         (d) The Membership Interest has not been transferred to Alexander or Alexander has not received cash proceeds in an amount equal to the Agreed Value of the Membership Interest within seventy-five (75) days from the date of this Agreement or such later date as may be agreed to in writing by Alexander in the event Lone Star has taken all action required to transfer the Membership Interest to Alexander and Manning has not responded to whether it will transfer on its books and records the Membership Interest to Alexander or has not exercised its right of refusal and paid Five Hundred Ninety Thousand Dollars ($590,000) to Alexander.

         (e)  The Equipment is not sold in accordance with the provisions of
Section 2.4 hereof.

         (f) The Court Action has not been approved by the Court prior to the Outside Date.

         (g) Any default or event of default occurs with respect to the Gose Note or the deed of trust securing the Gose Note that is not cured within five (5) days of such breach. Additionally, it shall be an Event of Default if the Borrowers fail to make the Gose Note current and in good standing within five (5) days of the date of this Agreement.

         (h) Any lien, encumbrance, security interest or other claim is made, placed or filed after the date hereof against the real property or other assets pledged to Alexander under any of the Loan Documents, or any of the assets secured by the Loan Documents are removed from their current location not cure within five (5) days of such breach.

         (i) Any default or event of default occurs under any of the Loan Documents (other than the failure of Borrowers to make payments under the Debenture), which default or event of default is not cured within the grace period (if any) provided for in the applicable Loan Document.

         (j)  Any Borrower:

              (1) shall make an assignment for the benefit of creditors or petition or apply to any tribune for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or

              (2) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

              (3) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made which is not discharged within sixty (60) days; or

              (4) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or

              (5) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty
                   (60) days or more;

         (k) Any Borrower shall be liquidated, dissolved, merged, consolidated, partitioned or terminated, or the organizational documents including the term of any Borrower, shall expire or be revoked.

         (l) The guaranty given by Montle pursuant to the Guarantee for any reason other than the payment by Montle of the amounts required pursuant to
Section 2.3 hereof, ceases to be in full force and effect or is declared to be null and void, or Montle denies (in written form or in any judicial proceedings) that he has any further liability under the Guaranty or gives notice to such effect.

    8.2  REMEDIES UPON AN EVENT OF DEFAULT.

    Upon the occurrence of any Event of Default, Borrowers and Montle stipulate to judgment being entered against them, to the fullest extent permitted by applicable law, in the Judicial Proceeding and Alexander shall have the following rights and remedies:

         (a) The Face Loan Amount (not the Restructured Amount) (including all accrued interest thereon, which the parties acknowledge and agree has been and will continue to accrue interest at the highest non-usurious rate permitted under the laws of the State of Colorado) shall become immediately due and payable, which amounts will be reduced by the Agreed Value of the Membership Interest (only to the extent the Membership Interest has been transferred to Alexander on Manning's books or Alexander has received cash proceeds equal to the Agreed Value of the Membership Interest) plus all other payments received by Alexander from the Borrowers and Montle pursuant to this Agreement.

         (b)  Intentionally Omitted.

         (c) Alexander may file an affidavit with the Court certifying that an Event of Default has occurred under this Agreement and request from the Court an "Order of Judgment and Decree of Foreclosure" (the "Order of Foreclosure") (the form of such Order of Foreclosure being attached hereto as EXHIBIT E) entering judgment against Borrowers for the full amount of the Face Loan Amount then due, which amount will be set forth on the affidavit filed with the Court by Alexander, as more particularly described therein, foreclosing the Deed of Trust and directing the Sheriff of Gilpin County to sell all of the real and/or personal property encumbered by the Deed of Trust and other Loan Documents as permitted by existing Colorado law for the benefit of Alexander. By their signature hereon, Borrowers and Montle hereby stipulate to, acknowledge and affirm each of the findings, orders and decrees of the Court set forth in the Order for Foreclosure and specifically direct the Court, without further proceedings, to execute and enter an Order for Foreclosure substantially in the same form as that attached hereto in these proceedings.

         (d) All rights and remedies available under any Loan Documents and under applicable law are hereby preserved and such rights and remedies are not impaired or modified by this Agreement. Alexander may exercise any other rights and remedies available under any Loan Document, which the parties hereto acknowledge and agree remain in full force and effect throughout the term of this Agreement, irrespective of whether the Declaratory Judgment is obtained and the Order is entered, and under applicable law without resistance or interference from any of the Borrowers.

                                      ARTICLE IX
                                    COURT APPROVAL

    Upon the execution of this Agreement by all the parties hereto, counsel for (i) Borrowers shall promptly submit a motion seeking declaratory relief of the Court to obtain the Declaratory Judgment; and (ii) Alexander, the Borrowers and Montle shall submit to the Court the Stipulation requesting the Court approve and adopt this Agreement as an Order of the Court and to retain jurisdiction in the Judicial Proceeding to enforce the terms of this Agreement until either an Event of Default occurs under this Agreement or a Notice of Dismissal is filed in accordance with the provisions of Article VI.

                                      ARTICLE X
                                    MISCELLANEOUS

    10.1 NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by telecopy, or by licensed overnight courier to the appropriate party at the following addresses:

         IF TO BORROWERS OR MONTLE, TO:

                   LS Capital Corporation
                   One Riverway, Suite 2550
                   Houston, Texas  77056
                   Attention:  Paul Montle

         WITH A COPY TO:

                   Robinson, Waters, O'Dorisio and Rapson, P.C.
                   1099 18th Street, Suite 2600
                   Denver, Colorado  80202
                   Attention: John W. O'Dorisio, Jr., Esq.

         IF TO ALEXANDER, TO:

                   Mr. Leslie Alexander
                   1200 North Federal Highway, #307
                   Boca Raton, FL 33432

         WITH A COPY TO:

                   Parcel, Mauro, Hultin & Spaanstra, P.C.
                   Suite 3600
                   1801 California Street
                   Denver, Colorado  80202
                   Attention: Randy Alt, Esq.

                             and

                   Ruden, McClosky, Smith, Schuster & Russell, P.A. 200 East Broward Boulevard
                   Fort Lauderdale, Florida 33301
                   Attention: Barry E. Somerstein, Esq.

or at such other address of which such party shall have given notice as herein provided. Notice shall be deemed given at the time delivered, if personally delivered, at the time indicated on the duly completed Postal Service return receipt (whether or not such notice is accepted by the intended recipient or not), if delivered by certified mail, at the time the telecopy is transmitted, if delivered by telecopy, or on the next business day after such notice is sent, if delivered by licensed overnight courier.

    10.2 ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

    10.3 EXPENSES. The Restructured Amount shall be increased by an amount equal to any and all expenses incurred by Alexander in connection with the preparation of this Agreement (including the fees and expenses of counsel for Alexander), which amount shall not exceed $25,000 ("Reimbursement Amount").

    10.4 AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless each of the Borrowers, Montle and Alexander shall unanimously agree in writing to such Amendment.

    10.5 NO WAIVER. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to specific instance to which it relates and shall not be deemed to be a continuing future waiver.

    10.6 PUBLIC STATEMENTS. Borrowers and Alexander shall consult with one another with regard to all press releases and other announcements issued concerning this Agreement or the transactions contemplated hereby, and, except as may be required by applicable laws or to obtain required consents, no party shall issue any such press releases, announcements, or other publicity without the prior consent of the other parties.

    10.7 HEADINGS. The subject headings of the articles and sections contained in this Agreement are included for purposes of convenience only and shall not control or affect the meaning, construction, or interpretation of any provision hereof.

    10.8 FURTHER ASSURANCES. Borrowers and Montle hereby agree to diligently execute and deliver such instruments or other documents and take such actions as Alexander may reasonably request in order to effect the transactions and agreements contemplated by this Agreement.

    10.9 ENTIRE AGREEMENT. The Loan Documents, this Agreement and the Schedules and Exhibits hereto constitute the entire agreement among the parties with respect to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations, and understandings of the parties.

    10.10 JOINT DRAFTING RESPONSIBILITY. This Agreement is the result of the joint efforts and negotiations of the parties hereto, with each party being represented or having the opportunity to be represented by legal counsel of its own choice. No single party is the author or drafter of this Agreement or any of the provisions of it. Each of the parties assumes joint responsibility for the form and composition of all of the contents of this Agreement and each party agrees that this Agreement shall be interpreted as though each of the parties participated equally in the composition of it and each and every provision and part of it. The parties agree that the rule of judicial interpretation to the effect that any ambiguity or uncertainty contained in an agreement is to be construed against the party who drafted the Agreement shall not be applied in the event of any disagreement or dispute arising out of this Agreement. If any of the terms or conditions of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable for the remainder of this Agreement or the application of such terms and conditions to the persons or circumstances other than those to which it is held invalid or enforceable is not to be affected hereby and each of the terms and conditions of this Agreement is to be valid and enforceable to the fullest extent permitted by law.

    10.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado. The parties hereto agree that the venue for any and all proceedings arising from this Agreement shall be the District Court of Gilpin County, Colorado.

    10.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

    10.13 LITIGATION. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all reasonable attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Notwithstanding anything contained herein to the contrary, the Borrowers shall not be entitled to attorneys' fees or costs with regard to the proceedings pertaining to the Declaratory Judgment.

    10.14 TIME OF ESSENCE. All of the transactions contemplated by this Agreement must be completed promptly within the time limitations provided herein, time being absolutely of the essence.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WITNESSES:

___________________________         By:______________________________________
                                        LESLIE ALEXANDER

___________________________

                                    LS CAPITAL CORPORATION, formerly known as, LONE STAR CASINO CORPORATION, a Delaware corporation

___________________________         By:______________________________________
                                    Name:____________________________________
___________________________         Title:___________________________________

                                    PAPONE'S PALACE ACQUISITION CORPORATION, a
                                    Colorado corporation

___________________________         By:______________________________________
                                    Name:____________________________________
___________________________         Title:___________________________________


                                    PAPONE'S PALACE LTD., LIABILITY CO., a
                                    Colorado limited liability company

___________________________         By:______________________________________
                                    Name:____________________________________
___________________________         Title:___________________________________


___________________________         By:______________________________________
                                    Paul Montle, individually
___________________________